EXHIBIT 99.1

Barracuda Reports Record Fourth Quarter and Fiscal 2015 Results

•	FY2015 gross billings up 18% year-over-year to a record $364 million

•	FY2015 adjusted EBITDA grew 50% year-over-year to $79 million

•	Q4 total revenue grew 20% year-over-year to $72 million

•	Q4 non-GAAP earnings per share grew 21% to $0.07

•	FY2015 operating cash flow grew 28% to $54 million

•	Increased the number of active subscribers by 19% year-over-year to more than 243,000

CAMPBELL, Calif., April 27, 2015 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced results for its fourth quarter and fiscal year 2015, which ended February 28, 2015.

Fourth Quarter and Full Year 2015 Financial Highlights

Billings: For the fourth quarter, gross billings were $96.1 million which represents 17.2% growth from the prior year and more than 20% growth on a constant currency basis. For fiscal 2015, gross billings grew 17.5% to $364.3 million, up from $310.0 million in fiscal 2014.

Revenue: Total revenue for the fourth quarter grew 19.6% from the fourth quarter of fiscal 2014, to $72.2 million. For the full year, total revenue was $277.4 million. Appliance revenue, in the fourth quarter, reached $20.9 million and for the full year was $83.1 million. Subscription revenue grew to $51.2 million in the fourth quarter of fiscal 2015 up 22.0% from $42.0 million in the fourth quarter of fiscal 2014. For fiscal 2015, subscription revenue was $194.3 million and represented 70.0% of total revenue.

Net Income/Loss: GAAP net loss was $68.4 million in the fourth quarter and $67.5 million for the full fiscal year. The loss per share was $1.30 based on a basic share count of 52.6 million and 51.9 million for the fourth quarter and fiscal 2015, respectively. The GAAP loss was primarily due to a one-time, non-cash charge of $67.7 million to establish a deferred tax asset valuation allowance. Non-GAAP net income for the fourth quarter of fiscal 2015 was $3.7 million, or $0.07 earnings per share, based on a diluted share count of 54.7 million. Non-GAAP net income excludes $64.3 million in income tax expense and the effect of non-GAAP exclusions, $5.4 million in stock-based compensation expense, $1.1 million net in other income and expense, $0.7 million in acquisition and other non-recurring charges and $0.6 million in amortization of intangibles. For the full year fiscal 2015, non-GAAP net income was $15.1 million, or $0.28 earnings per share, based on a diluted share count of 54.0 million. The reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We closed a strong and exciting year for Barracuda, experiencing continued demand across all major product categories and geographies. On a constant currency basis, quarterly billings growth accelerated for the fourth consecutive quarter, increasing more than 20% in the fourth quarter of fiscal 2015 compared to the prior year,” said BJ Jenkins, president and CEO. “We now have more than 243,000 active subscribers, accelerated the growth in multiproduct customers to nearly 35,000, and the number of Barracuda Shops grew 41% to almost 11,000. We believe our results continue to reflect the progress we have made in strengthening our position as a leading provider of security and storage solutions that simplify the lives of IT professionals.”

“We achieved record revenue and billings in the fourth quarter and for the full year. In addition to accelerating revenue growth for fiscal 2015, we also expanded our non-GAAP operating margin by more than 480 basis points,” said David Faugno, CFO. “For the full year, adjusted EBITDA grew 50% to $79 million, which was 29% of total revenue.”

Recent Company Highlights

•	Achieved VMware Ready—vCloud Air™ status for Barracuda NG Firewall, Barracuda Message Archiver, Barracuda Spam Firewall and Barracuda Web Application Firewall – now listed on the VMware Solution Exchange

•	Recognized as one of CRN’s 100 Coolest Cloud Computing Vendors and 20 Coolest Cloud Storage Vendors of 2015

•	Received SC Magazine Reader Trust Award for Best UTM Security Solution for the Barracuda Firewall

•	Listed as Volume Leader for Content Security by IDC’s Worldwide Quarterly Security Appliance Tracker CQ4 2014, and listed by IDC’s Worldwide Quarterly PBBA Tracker CQ4 2014 as number 1 for total integrated PBBA units sold.

•	Launched Barracuda Web Application Firewall and Barracuda NG Firewall in Microsoft Azure Government, a government-community cloud designed to support strategic government scenarios that require speed, scale, security, compliance, and economics for U.S. government organizations

•	Enhanced worldwide partner program to establish global consistency for improved discount structure, new tools and resources, expanded lead flow, differentiated partner levels, and support for MSP partners

•	Awarded 5-star Rating in CRN’s 2015 Partner Program Guide for the fourth consecutive year

•	Launched Barracuda Mobile Device Manager for Android, expanding mobility management across iOS and Android devices

•	Rebranded SignNow to CudaSign, launched CudaSign Premium with options to use as appliance or virtual appliance on-premises or cloud service, with eSignature pricing of $1 per user per month for businesses

•	Received Excellence Awards for Barracuda Copy, CudaSign (formerly SignNow), Barracuda Firewall, Barracuda Backup, Barracuda Message Archiver, Barracuda Spam Firewall and Barracuda Web Filter from Tech & Learning magazine

•	Awarded Best Buy and 5-Star Rating by SC Magazine for Barracuda Web Application Firewall in the Application Security Product Group Test review

Conference Call Information

Barracuda will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-866-270-1533 for the U.S. or +1-412-317-0797 for international callers. The webcast will be available live on the investor relations section of the Company’s website at https://investors.barracuda.com, and via replay beginning approximately two hours after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through May 3, 2015 by dialing 1-877-344-7529 in the U.S., or +1-412-317-0088 for international callers, and entering conference ID 10062060. Additional information can be found in an accompanying supplemental investor slide presentation located at https://investors.barracuda.com.

Forward-Looking Statements

This announcement contains forward-looking statements related to product and solution strength and expectations regarding financial performance. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the Company’s products and services; a highly competitive business environment for network security and storage solutions; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; risks related to pending or future litigation and regulatory matters; continued relationships with its partners; and a dependency on third parties for certain components of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income, non-GAAP operating income, adjusted EBITDA and adjusted free cash flow. In preparing our non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables and footnotes. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the Company. In particular, management finds it useful to exclude these items in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which exclude certain amounts as set forth in the attached financial tables and footnotes for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.

About Barracuda Networks Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit http://www.barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:

Investor Relations: Adam Carson; +1-408-342-5480; ir@barracuda.com

Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

Barracuda Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	February 28, 2015	February 28, 2014
Assets
Current assets:
Cash and cash equivalents	$151,373	$135,879
Marketable securities	40,754	—
Accounts receivable, net of allowance for doubtful accounts	40,725	27,836
Inventories, net	4,454	5,648
Deferred costs	30,221	25,707
Deferred income taxes	479	30,156
Other current assets	12,260	4,900

Total current assets	280,266	230,126
Property and equipment, net	27,839	20,558
Deferred costs, non-current	27,715	24,572
Deferred income taxes, non-current	443	28,515
Other non-current assets	4,123	1,851
Intangible assets, net	9,217	8,420
Goodwill	39,742	36,014

Total assets	$389,345	$350,056

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$16,356	$13,743
Accrued payroll and related benefits	11,656	8,494
Other accrued liabilities	12,465	9,374
Deferred revenue	209,904	167,562
Deferred income taxes	563	260
Note payable	252	237

Total current liabilities	251,196	199,670
Long-term liabilities:
Deferred revenue, non-current	163,253	145,595
Deferred income taxes, non-current	2,396	84
Note payable, non-current	4,383	4,635
Other long-term liabilities	7,201	5,727
Stockholders’ deficit:
Common stock	53	52
Additional paid-in capital	316,035	278,551
Accumulated other comprehensive loss	(4,233)	(817)
Accumulated deficit	(350,939)	(283,441)

Total stockholders’ deficit	(39,084)	(5,655)

Total liabilities and stockholders’ deficit	$389,345	$350,056

Barracuda Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2015	2014	2015	2014
Revenue:
Appliance	$20,942	$18,331	$83,146	$71,914
Subscription	51,236	42,003	194,300	161,873

Total revenue	72,178	60,334	277,446	233,787
Cost of revenue	15,779	13,270	58,667	53,768

Gross profit	56,399	47,064	218,779	180,019
Operating expenses:
Research and development	16,570	12,579	58,737	47,142
Sales and marketing	31,621	28,011	125,526	114,024
General and administrative	9,491	7,838	35,438	29,856

Total operating expenses	57,682	48,428	219,701	191,022

Loss from operations	(1,283)	(1,364)	(922)	(11,003)
Other income (expense), net	(1,147)	380	(3,674)	51

Loss before income taxes and non-controlling interest	(2,430)	(984)	(4,596)	(10,952)
Benefit from (provision for) income taxes	(65,921)	3,830	(62,902)	6,565

Consolidated net income (loss)	(68,351)	2,846	(67,498)	(4,387)
Net loss attributable to non-controlling interest	—	200	—	761

Net income (loss) attributable to Barracuda Networks, Inc.	$(68,351)	$3,046	$(67,498)	$(3,626)

Net income (loss) per share attributable to Barracuda Networks, Inc.:
Basic	$(1.30)	$0.06	$(1.30)	$(0.10)

Diluted	$(1.30)	$0.06	$(1.30)	$(0.10)

Weighted-average shares used to compute net income (loss) per share attributable to Barracuda Networks, Inc.:
Basic	52,629	50,883	51,898	35,355

Diluted	52,629	53,557	51,898	35,355

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2015	2014	2015	2014
GAAP cost of revenue	$15,779	$13,270	$58,667	$53,768
Amortization of intangible assets (1)	404	672	2,283	3,690
Depreciation expense (2)	930	623	3,175	2,558
Stock-based compensation expense (3)	143	55	389	201

Non-GAAP cost of revenue	$14,302	$11,920	$52,820	$47,319

GAAP sales and marketing expense	$31,621	$28,011	$125,526	$114,024
Amortization of intangible assets (1)	181	300	1,160	1,641
Depreciation expense (2)	34	40	153	212
Stock-based compensation expense (3)	1,265	789	3,811	2,067
Acquisition and other non-recurring charges (4)	99	—	99	—

Non-GAAP sales and marketing expense	$30,042	$26,882	$120,303	$110,104

GAAP research and development expense	$16,570	$12,579	$58,737	$47,142
Depreciation expense (2)	187	139	670	549
Stock-based compensation expense (3)	1,510	900	4,410	2,374
Acquisition and other non-recurring charges (4)	378	372	1,505	1,247

Non-GAAP research and development expense	$14,495	$11,168	$52,152	$42,972

GAAP general and administrative expense	$9,491	$7,838	$35,438	$29,856
Amortization of intangible assets (1)	—	—	—	23
Depreciation expense (2)	355	220	1,190	688
Stock-based compensation expense (3)	2,458	1,542	8,448	6,195
Acquisition and other non-recurring charges (4)	199	19	686	598

Non-GAAP general and administrative expense	$6,479	$6,057	$25,114	$22,352

GAAP total expense	$73,461	$61,698	$278,368	$244,790
Amortization of intangible assets (1)	585	972	3,443	5,354
Depreciation expense (2)	1,506	1,022	5,188	4,007
Stock-based compensation expense (3)	5,376	3,286	17,058	10,837
Acquisition and other non-recurring charges (4)	676	391	2,290	1,845

Non-GAAP total expense	$65,318	$56,027	$250,389	$222,747

Depreciation expense (2)	1,506	1,022	5,188	4,007

Non-GAAP total expense including depreciation	$66,824	$57,049	$255,577	$226,754

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2015	2014	2015	2014
GAAP operating loss	$(1,283)	$(1,364)	$(922)	$(11,003)
Amortization of intangible assets (1)	585	972	3,443	5,354
Stock-based compensation expense (3)	5,376	3,286	17,058	10,837
Acquisition and other non-recurring charges (4)	676	391	2,290	1,845

Non-GAAP operating income	$5,354	$3,285	$21,869	$7,033

GAAP net income (loss) attributable to Barracuda Networks, Inc.	$(68,351)	$3,046	$(67,498)	$(3,626)
Amortization of intangible assets (1)	585	972	3,443	5,354
Stock-based compensation expense (3)	5,376	3,286	17,058	10,837
Acquisition and other non-recurring charges (4)	676	391	2,290	1,845
Income tax effect of non-GAAP exclusions (5)	64,326	(3,982)	56,445	(7,968)
Other expense (income) adjustments (6)	1,111	(508)	3,330	(602)
Non-controlling interest (7)	—	(200)	—	(761)

Non-GAAP net income	$3,723	$3,005	$15,068	$5,079

Non-GAAP diluted earnings per share (8)	$0.07	$0.06	$0.28	$0.10

Weighted-average shares used to compute diluted earnings per share	54,656	53,557	54,002	49,051

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets, as well as certain losses from disposal of such assets, that primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
(2)	Depreciation Expense. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses from disposal of such assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(3)	Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
(4)	Acquisition and Other Non-Recurring Charges. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs associated with an internal investigation of export control compliance and (ii) legal, valuation consulting and other expenses incurred in connection with acquisitions, the fair value remeasurements of contingent considerations, and the payments made under the terms of certain acquisition agreements.
(5)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include, but are not limited to: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, and (iii) acquisition and other non-recurring charges. In addition, we excluded a tax charge for establishing a valuation allowance. In assessing the realizability of our deferred tax assets, we recorded a non-cash charge to income tax expense to establish a valuation allowance against a significant portion of those assets, including U.S. federal and state deferred tax assets and certain foreign deferred tax assets. As part of establishing the valuation allowance, we will assess and record any necessary quarterly changes to the valuation allowance and the corresponding income tax expense or benefit, which will be excluded for non-GAAP purposes as we believe it will provide investors with a better view of ongoing performance and future liquidity of our business.
(6)	Other Expense (Income) Adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments most significantly consist of foreign currency remeasurement gains and losses. For all non-functional currency account balances, the remeasurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other income (expense), net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because foreign currency remeasurement adjustments can be inconsistent in amount and can vary from period to period.
(7)	Non-Controlling Interest. We provide non-GAAP information that includes the results related to entities in which we hold a minority interest. We believe that adjusting for these amounts allows us to better compare results from period to period in order to assess the ongoing operating results of our business, including entities for which we own a minority interest.

(8)	Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2015	2014	2015	2014
GAAP net income (loss) attributable to Barracuda Networks, Inc.	$(68,351)	$3,046	$(67,498)	$(3,626)
Deferred revenue, end of period	372,862	313,157	372,862	313,157
Less: Deferred revenue, beginning of period	(357,694)	(298,823)	(313,157)	(261,243)
Less: Deferred costs, end of period	(57,936)	(50,279)	(57,936)	(50,279)
Deferred costs, beginning of period	56,114	48,270	50,279	39,470
Other expense (income), net	1,147	(380)	3,674	(51)
Provision for (benefit from) income taxes	65,921	(3,830)	62,902	(6,565)
Acquisition and other non-recurring charges	676	391	2,290	1,845
Stock-based compensation expense	5,376	3,286	17,058	10,837
Amortization of intangible assets	585	972	3,443	5,354
Depreciation expense	1,506	1,022	5,188	4,007

Adjusted EBITDA (1)	$20,206	$16,832	$79,105	$52,906

(1)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other expense (income), net, (ii) provision for (benefit from) income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, including certain losses on disposal of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. The deferred revenue balances as of February 28, 2015 and November 30, 2014 exclude the remaining acquisition date deferred revenue amounts assumed in connection with our acquisition of C2C Systems Limited. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2015	2014	2015	2014
GAAP cash flows from operating activities	$21,030	$19,534	$54,104	$42,210
Purchase of property and equipment	(5,458)	(1,759)	(12,517)	(7,616)
Acquisition and other non-recurring charges (1)	667	902	2,017	4,818

Adjusted free cash flow (2)	$16,239	$18,677	$43,604	$39,412

(1)	Acquisition and Other Non-Recurring Charges. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with our previous CEO transition, (ii) payments associated with an internal investigation of export control compliance, and (iii) payments related to legal, valuation consulting and other expenses incurred in connection with acquisitions, as well as the payments under the terms of certain acquisition agreements.
(2)	Adjusted Free Cash Flow. We define adjusted free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe adjusted free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

On a trailing 12-month basis, adjusted free cash flow was the following:

					Trailing 12-month as of February 28, 2015
	May 31, 2014	August 31, 2014	November 30, 2014	February 28, 2015
GAAP cash flows from operating activities	$5,407	$15,475	$12,192	$21,030	$54,104
Purchase of property and equipment	(1,589)	(2,186)	(3,284)	(5,458)	(12,517)
Acquisition and other non-recurring charges	385	390	575	667	2,017

Adjusted free cash flow	$4,203	$13,679	$9,483	$16,239	$43,604

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2015	2014	2015	2014
GAAP Revenue	$72,178	$60,334	$277,446	$233,787
Total deferred revenue, end of period	372,862	313,157	372,862	313,157
Less: total deferred revenue, beginning of period	(357,694)	(298,823)	(313,157)	(261,243)
Deferred revenue adjustments	8,779	7,371	27,141	24,297

Total change in deferred revenue and adjustments	23,947	21,705	86,846	76,211

Gross billings (1)(2)	$96,125	$82,039	$364,292	$309,998

(1)	Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. The deferred revenue balances as of February 28, 2015 and November 30, 2014 exclude the remaining acquisition date deferred revenue amounts assumed in connection with our acquisition of C2C Systems Limited. We believe that gross billings provide insight into the sales of our solutions and performance of our business.
(2)	In order to determine how our business performed exclusive of the effect of foreign currency fluctuations, we compare the percentage change in our gross billings from one period to another using a constant currency. To present this gross billings information, the current and comparative prior period results for entities that operate in other than U.S. dollars are converted into U.S. dollars at constant exchange rates. For example, the rates in effect at February 28, 2014, which was the last day of our prior fiscal year’s comparable quarter, were used to convert current and comparable prior period gross billings rather than the actual exchange rates in effect during the respective period.

Barracuda Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2015	2014	2015	2014
Operating activities
Consolidated net income (loss)	$(68,351)	$2,846	$(67,498)	$(4,387)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,091	1,994	8,631	9,109
Stock-based compensation	5,376	3,286	17,058	10,837
Excess tax benefits from equity compensation plans	(2,195)	(1,139)	(8,947)	(1,513)
Loss on disposal of property and equipment	61	8	158	304
Deferred income taxes	69,458	(4,293)	59,261	(12,633)
Other	221	(61)	328	(61)
Changes in operating assets and liabilities:
Accounts receivable, net	(160)	910	(12,945)	(3,631)
Inventories, net	682	718	1,189	(509)
Income taxes, net	(3,625)	149	(485)	2,696
Deferred costs	(2,101)	(2,008)	(8,189)	(10,809)
Other current assets	(726)	(473)	(887)	(456)
Other non-current assets	(1,412)	(275)	(1,271)	108
Accounts payable	3,239	3,490	2,835	1,183
Accrued payroll and related benefits	1,656	1,217	1,959	(212)
Other accrued liabilities	1,691	(1,229)	3,478	(18)
Other long-term liabilities	31	74	88	405
Deferred revenue	15,094	14,320	59,341	51,797

Net cash provided by operating activities	21,030	19,534	54,104	42,210
Investing activities
Proceeds from the sale of marketable securities	249	1,516	249	1,516
Proceeds from the maturity of marketable securities	735	—	735	—
Purchase of marketable securities	(30,489)	—	(41,977)	—
Purchase of property and equipment	(5,458)	(1,759)	(12,517)	(7,616)
Purchase of intangible assets	—	—	(38)	(28)
Purchase of investment in non-marketable equity and debt securities	(100)	—	(1,200)	(310)
Business combinations, net of cash acquired	—	—	(4,791)	(8,475)

Net cash used in investing activities	(35,063)	(243)	(59,539)	(14,913)
Financing activities
Net proceeds from initial public offering	—	(2,767)	—	75,490
Proceeds from issuance of common stock	3,916	1,381	16,476	3,310
Taxes paid related to net share settlement of equity awards	(1,515)	(2,303)	(5,369)	(3,101)
Repurchase of common stock	—	—	—	(723)
Dividends paid	—	—	—	(1,419)
Repayment of employee loans, net of loans extended	1,150	1,912	1,921	3,655
Excess tax benefits from equity compensation plans	2,195	1,139	8,947	1,513
Repayment of note payable	(60)	(56)	(237)	(222)
Other	(34)	—	(34)	—

Net cash provided by (used in) financing activities	5,652	(694)	21,704	78,503
Effect of exchange rate changes on cash and cash equivalents	(141)	33	(775)	(16)

Net increase (decrease) in cash and cash equivalents	(8,522)	18,630	15,494	105,784
Cash and cash equivalents at beginning of period	159,895	117,249	135,879	30,095

Cash and cash equivalents at end of period	$151,373	$135,879	$151,373	$135,879